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Exhibit.1



                                     BY-LAWS

                                       OF

                         BANCROFT CONVERTIBLE FUND, INC.

                     (as amended through November 25, 1996)

                       -----------------------------------


                                    ARTICLE I

                                     OFFICES


         Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS


         Section 1. All meetings of the stockholders shall be held at such time and place, within or without the State of Delaware, as may be fixed from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of stockholders shall be held on the fourth Wednesday in February, or any other day as may be fixed by the board of directors, at which they shall elect, by a plurality vote, Directors and shall transact such other business as may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting shall be given to each stockholder entitled to vote thereat at least ten days before the date of the meeting.

         Section 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, during ordinary business hours, for a period of at least ten days




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prior to the election, either at a place within the city, town or village where the election is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

         Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman of the Board of Directors or the President and shall be called by the Chairman of the Board or President at the request in writing of a majority of the Board of Directors, or at the request in writing of the stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote.
Such request shall state the purpose and purposes of the proposed meeting.

         Section 6. Written notice of a special meeting of stockholders, stating the time, place and object thereof, shall be given to each stockholder entitled to vote thereat, at least ten days before the date fixed for the meeting, provided, however, that the first meeting of stockholders may be held on two days notice given to each stockholder.

         Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 9. When a quorum is present at any meeting, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which, by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

         Section 10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after one year from its date, unless the proxy provides for a longer period. A proxy may be given to the Corporation by the stockholder or by his duly authorized attorney in fact. A proxy may be given to the Corporation through written, electronic, computerized, telegram, cablegram, facsimile, telecommunication or telex communication. A stockholder may duly authorize an attorney in fact through written, electronic, telephonic,


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computerized, telegram, cablegram, facsimile, telecommunication, telex or oral communication or by any other form of communication.

         Section 11. Whenever the vote of the stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the certificate of incorporation, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.


                                   ARTICLE III

                                    DIRECTORS


      Section 1. The number of directors which shall constitute the whole Board shall be determined from time to time by the Board of Directors, but shall not be less than five. Beginning in 1972 the directors shall be elected at the annual meeting of the stockholders, except that any vacancy in the Board of Directors resulting from death, resignation, increase in the authorized number of directors or otherwise, may be filled for the unexpired term by a majority vote of the remaining directors in office, though less than a quorum; provided, that after the filling of any such vacancy at least two-thirds of the Board of Directors then holding office shall have been elected by the stockholders; and provided, further, that if at any time less than a majority of the directors then holding office were elected by the stockholders, a stockholders' meeting shall forthwith be called, to be held as promptly as possible, and in any event within sixty days, for the purpose of electing an entire new Board of Directors. Each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

      Section 2. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.


                        MEETING OF THE BOARD OF DIRECTORS



      Section 3. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

      Section 4. The first meeting of each newly elected Board of Directors shall be held as soon as practicable following and at the same place as the Annual Meeting of Shareholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at the said time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.


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      Section 5. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

         Section 6. Special meetings of the Board may be called by the Chairman of the Board or the President on one day's notice to each director, either personally or by mail or by telegram; special meetings shall be called by the Chairman of the Board or the President in like manner and on like notice on the written request of two directors. Personal notice shall include notice given orally or by telephone.

         Section 7. At all meetings of the Board a majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.


                             COMMITTEES OF DIRECTORS


         Section 8. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. In the absence or disqualification of any member of such a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Section 9. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.


                            COMPENSATION OF DIRECTORS


         Section 10. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. A director may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director, or both such fixed sum and stated salary. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


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                                   ARTICLE IV

                                     NOTICES


         Section 1. Notices to stockholders shall be in writing and delivered personally or mailed to stockholders at their addresses appearing on the books of the Corporation. Notices to directors shall be oral or by telephone or telegram, or in writing delivered personally or mailed to the directors at their addresses appearing on the books of the Corporation. Notice by mail to stockholders or directors shall be deemed to be given at the time when the same shall be mailed.

         Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                    ARTICLE V

                                    OFFICERS


      Section 1. The officers of the Corporation shall include the Chairman of the Board, the President, one or more vice-presidents (one of whom may be designated an executive vice-president), the treasurer and the secretary. Any two or more offices may be held by the same person. Such officers shall be elected by the Board of Directors each year at the organization meeting held after the annual meeting of stockholders, each to hold office until the meeting of the Board following the next annual meeting of the stockholders and until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws. The Board may from time to time elect, or delegate to the Chairman of the Board or the President the power to appoint, such officers (including one or more assistant vice-presidents, one or more assistant treasurers and one or more assistant secretaries) and such agents, as may be necessary or desirable for the business of the Corporation.

      Section 2. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board, the Chairman of the Board, the President or the secretary. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 3. Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by the vote of the majority of the entire Board at any meeting of the Board or, except in the case of an officer or agent elected or appointed by the Board, by the Chairman of the Board or by the President.

      Section 4. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment to such office.


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                                  THE CHAIRMAN


      Section 5. The Chairman of the Board shall be the chief executive officer of the Corporation and shall have the general and active management of the business of the Corporation and general and active supervision and direction over the other officers, agents and employees and shall see that their duties are properly performed. He shall, if present, preside at each meeting of the stockholders and of the Board and shall be an ex officio member of all committees of the Board. He shall perform all duties incident to the office of Chairman of the Board and chief executive officer and such other duties as may from time to time be assigned to him by the Board. In the case of the absence of the President or his inability to act, the Chairman of the Board shall perform the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. He shall perform all the duties incident to the office of president and such other duties as from time to time may be assigned to him by the Board or these By-Laws.


                                  THE PRESIDENT


      Section 6. The President shall be the chief administrative officer of the Corporation and shall have general and active supervision and direction over the business and affairs of the Corporation and over its several officers, subject, however, to the direction of the Chairman of the Board and the control of the Board. At the request of the Chairman of the Board, or in the case of his absence or inability to act, the President shall perform the duties of the Chairman of the Board and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board. He shall perform all duties incident to the office of Chairman of the Board and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board. He shall perform all duties incident to the office of the Chairman of the Board and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board or these By-Laws.


                                 VICE-PRESIDENTS


      Section 7. Each vice-president shall perform all such duties as from time to time may be assigned to him by the Board, the Chairman of the Board or the President.


                                  THE TREASURER


      Section 8.  The treasurer shall

                  (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation, except those which the Corporation has placed in the custody of a bank or trust company pursuant to a written agreement


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                      designating such bank or trust company as custodian of the property of the Corporation;

                  (b) keep full and accurate accounts of receipts and
                      disbursements in books belonging to the Corporation, except that such functions may be delegated to the Custodian of the property of the Corporation pursuant to a written agreement;

                  (c) cause all moneys and other valuables to be deposited to the credit of the Corporation;

                  (d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

                  (e) disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board, taking proper vouchers therefor; and

                  (f) in general, perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the Board, the President, or the Chairman of the Board.


                                  THE SECRETARY


      Section 9.  The secretary shall

                  (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders;

                  (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

                  (c) be custodian of the records and the seal of the
                      Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

                  (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

                  (e) in general, perform all the duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the Board, the President, or the Chairman of the Board.


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                                   ARTICLE VI

                              CERTIFICATES OF STOCK


         Section 1. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board, the President or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation, and sealed with the manual or facsimile seal of the Corporation, certifying the number of shares owned by him in the Corporation.

         Section 2. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such President, vice-president, treasurer, assistant treasurer, secretary or assistant secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.


                                LOST CERTIFICATES


         Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed, or upon receipt of other satisfactory evidence of such loss or destruction. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.


                               TRANSFERS OF STOCK

         Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.



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                            CLOSING OF TRANSFER BOOKS


         Section 5. The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding sixty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period not exceeding sixty days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. Unless a record date is fixed by the Board of Directors for the determination of stockholders entitled to receive notice of, or to vote at, a stockholders' meeting, transferees of shares which are transferred on the books of the Corporation within twenty days next preceding the date of such meeting shall not be entitled to receive notice of, or to vote at, such meeting.


                             REGISTERED STOCKHOLDERS


         Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                   ARTICLE VII

                               GENERAL PROVISIONS

                                   FISCAL YEAR


         Section 1. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.


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                                      SEAL


         Section 2. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                     REPORTS


         Section 3. The Corporation shall transmit to its shareholders semi-annual unaudited or audited reports of its financial condition and annual reports audited by independent public accountants.


                                  ARTICLE VIII

                                 INDEMNIFICATION


         The Corporation shall indemnify its officers and directors to the extent permitted by Delaware law as amended from time to time, provided, however, that no officer or director shall be protected against any liability to the corporation or its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.


                                   ARTICLE IX

                                   AMENDMENTS


         These By-Laws may be amended or repealed, or new By-Laws may be adopted by the Board of Directors at any meeting thereof; provided, however, that notice of such meeting shall have been given as provided in these By-Laws, which notice shall mention that amendment or repeal of the By-Laws, or the adoption of new By-Laws, is one of the purposes of such meeting. Any such By-Laws adopted by the Board may be amended or repealed, or new By-Laws may be adopted, by vote of the stockholders of the Corporation, at any annual or special meeting thereof; provided, however, that the notice of such meeting shall have been given as provided in these By-Laws, which notice shall mention that amendment or repeal of these By-Laws, or the adoption of new By-Laws, is one of the purposes of such meeting.




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